Exhibit 23.4

INDEPENDENT	2700 E. Executive Drive, Suite 140
MINING CONSULTANTS, INC.	Tucson, Arizona 85706 USA
Tel: (520) 294-9861 Fax: (520) 294-9865
jmarek@imctucson.com

February 12, 2007
Pat Prejean
Assistant Controller - Financial Reporting
Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA 70112
Dear Mr. Prejean,
Consent of Independent Mining Consultants, Inc.
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-139252 on Form S-4/A of Freeport-McMoRan Copper & Gold, Inc. of our report incorporated by reference in the Form 10-K for the year ended December 31, 2005.

INDEPENDENT MINING CONSULTANTS, INC.

Date: February 12, 2007	By:	/s/ John M. Marek
	Name:	John M. Marek
	Title:	President